Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-254887 on Form S-8 and Registration No. 333-267438 on Form S-3ASR of our reports dated February 27, 2025, relating to the financial statements of Alignment Healthcare, Inc. and the effectiveness of Alignment Healthcare, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 27, 2025